EXHIBIT 10.2


                                   FEC LIMITED

                          Ecommerce Merchant Agreement


THIS AGREEMENT is made on the o day of November 1999.


BETWEEN:

              FEC Limited, a company incorporated under the laws of Bermuda whose registered office is at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda ("FEC") and The Peoples Telephone Company Limited, a company incorporated under the laws of Hong Kong SAR whose registered office is at 8/F Manhattan Centre, 8 Kwai Cheong Road, Kwai Chung, Kowloon, Hong Kong. ("Merchant")

RECITALS:

A. FEC is an agent duly authorised by Bank of Bermuda Limited, a member of MasterCard International Inc. and Visa International, to process MasterCard and Visa Card payments for the purchase of goods and services, including over the Internet and made by Cardholders.

B. The Merchant wishes to utilise FEC's services and FEC wishes to provide such services, subject to the terms and conditions set out in this Agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and Agreements set out in this Agreement, the parties, and agree as follows:

1.     Definitions And Interpretation

1.1 Wherever used in this Agreement, the following terms have the meanings set out below:

       (a) "Agreement" means this agreement as amended by the parties from time to time in writing;

       (b)    "Bank" means the Bank of Bermuda Limited;

       (c) "Business Day" means every day except Saturday, Sunday and any other day on which principal commercial banks are not open for business, and unless otherwise expressly provided in this Agreement, in the countries in which the subject Card Sale is effected;


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       (d)    "Card" means a credit card issued by a Card  Association or any of their duly authorised licensees and such other cards as FEC may agree to process from time to time pursuant to Clause 3.3;

       (e) "Card Associations" means MasterCard International Inc. or Visa International;

       (f)    "Cardholder"  means a customer  of the  Merchant  effecting a Card
              Sale;

       (g) "Card Sales" means purchases of goods and/or services from the Merchant effected by means of a Card and processed by FEC pursuant to the provisions of this Agreement and "Card Sale" means any one such transaction;

       (h) "Charge Back" means any Card Sale transaction effected hereunder which is disputed by a Cardholder and where notice of such dispute has been given to the Bank or bank issuing the subject Card;

       (i)    "Credit" has the meaning given to that term in Clause 7.1;

       (j) "Merchant Account" means the account established by FEC on behalf of the Merchant pursuant to the provisions of Clause 4.1;

       (k) "Restricted Services" means products or services that constitute, relate to or are ancillary to, in whole or in part:

              (i)    pornographic or illicit material or activities of any type;

              (ii)   escort services;

              (iii)  gambling operations, including "virtual casinos";

              (iv)   ticket factoring;

              (v)    pyramid selling;

              (vi)   goods,  products,  services or distributions  prohibited by
                     applicable   law  or  under  the  rules,   regulations   or
                     directives of any Card Association; or

              (vii) goods, products, services or distributions of any class or type, whether or not similar to those specified above, which are designated from time to time by FEC (in its sole discretion) as being subject to this definition and notice thereof being given to the Merchant, provided that no such designation or notice is required for any particular Sale to be subject to this definition; and

       (l) "Total Sale Price" means the gross amount of any particular Card Sale without discount, set-off or other adjustment.


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2.     Use of FEC Services

2.1 The Merchant agrees to use the Card processing services provided by FEC with respect to Card Sale transactions made over the Internet and FEC agrees to provide such services, on and subject to the terms and conditions set out in this Agreement.

2.2    In consideration of clause 2.1, the Merchant agrees to pay the following:

       (a)    To pay the discount fee provided for in clause 4.1.

       (b) To pay a US$ 0.50 transaction fee per transaction where a credit card not belonging to a Card Association is used.

2.3 FEC agrees to waive the cost of the HK$100,000 website design and development fee it normally charges to its customers as consideration for the Merchant entering into this Agreement.

3.     Honouring Cards

3.1 In effecting Card Sales, the Merchant will honour properly tendered Cards and will not discriminate between Cardholders and cash customers or between Cardholders of different Cards. The Merchant will sell Merchant's goods and/or services at its regular cash prices, including any special sales price then in effect, without service or carrying charges of any kind and will make no special charge (including what is commonly known as a "surcharge") or extract any special agreement, condition or security from a Cardholder and without otherwise requiring any Cardholder to pay any part of the discount charged by the Merchant hereunder and will not refuse to exchange, return, or adjust merchandise purchased if any such exchange, return or adjustment is permitted to cash customers.

3.2 All Card Sales processed by FEC with respect to the Merchant will represent obligations of Cardholders in amounts set forth therein for merchandise sold or services rendered only, and shall not include or involve any element of credit for any other purpose.

3.3 FEC shall have the right, upon notice to the Merchant, to accept such other credit and debit and similar cards from such other Card issuers as it may designate from time to time.

4.     Merchants Account - Depositing Card Sales

4.1 Subject to the terms and conditions of this Agreement FEC will cause to be credited to an account maintained by FEC with the Bank with respect to the Merchant (the "Merchant Account") the Total Sale Price thereof and deduct a percentage of such Total Sale Price at the time of such deposit, such percentage to be advised by FEC to the Merchant. Such percentage may be amended, from time to time, upon 15 days written notice to the Merchant. The percentage to be deducted from the Total Sale price shall be that percentage which is in effect at the time of the Card Sale. The

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       percentage  to be deducted  from the Total Sale price will be at least as favourable as any rate FEC gives to any other merchant providing an equal or greater volume for the preceding three months. FEC may require the Merchant to open or maintain a current or other account with or procure any other service of the Bank, which is advisable or essential to the operation of the applicable card plan, from the Bank or its subsidiaries.

4.2 FEC agrees to credit the amount aforementioned in clause 4.1 above to the Merchant Account within three Business Days in Bermuda.

4.3 Except as set forth in Clause 8, the Bank on behalf of FEC shall have the sole right to receive payments on Card Sales processed by FEC. The Merchant agrees not to sue or to make any collections thereon, except as may be specifically authorised by FEC in writing. In the event of such authorisation, the Merchant agrees to hold all collections, if any, in trust for FEC and to deliver it in kind immediately upon receipt. All electronic and digital records, electronic sales drafts, electronic credit vouchers, electronic acknowledgements and other supporting records as may be required from time to time by the Bank with respect to Cards Sales should be provided to the Bank on behalf of FEC by the Merchant in accordance with the rules of the Card Association applicable to the Card utilised in the transaction.

4.4 All Card Sales are subject to final audit and review by FEC and the Bank, and the Merchant agrees that in the case of any inaccuracies, FEC may charge or credit the Merchant's Merchant Account, without notice, for any deficiencies or overages, as the case may be. The preparation and delivery of Card Sales to the Bank on behalf of FEC by the Merchant shall constitute an endorsement to FEC and the Bank by the Merchant of each Card Sale for processing.

5.     Authorising Card Sales

5.1    The Merchant, in making a Card Sale, will:

       (a) contact FEC or its authorised agent(s) for authorisation for the amount of such sale and authorisation number (Authorisation Number);

       (b) complete the transaction only after receiving the necessary authorisation: and

       (c) not effect a Card Sale transaction when only a part of the consideration due is paid through the use of a Card unless the reminder at the time of sale is paid either in cash or by cheque.

6.     Unqualified Sales

6.1 The Merchant shall be liable to FEC for any Card Sale and FEC shall also have the right at any time to charge the Merchant or the Merchant's Merchant Account therefor, without notice, in any situation relating to Card Sale or the Merchant's obligations under this Agreement where:

       (a)    the Card is invalid;


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       (b)    the Card  appears on the Bank's  current  invalid Card list at the time the transaction was consummated;

       (c) merchandise is returned or services are disputed by Cardholder whether or not a credit transaction is issued or delivered to the Bank;

       (d) the Card Sale is alleged to have been accepted or requested improperly or without authority;

       (e) the Cardholder disputes the sale, quality or delivery of merchandise or the performance or quality of services rendered as set forth on the Card Sale accepted by such Card holder or authorised user;

       (f) the Card Sale was drawn by, or depository credit given to, the Merchant in circumstances constituting a breach of any term, condition, representation, warranty, or duty of the Merchant hereunder;

       (g)    the extension of credit for merchandise sold or services performed
              was  in  violation  of  law  or  rules  or   regulations   of  any
              governmental agency, local or otherwise; or

       (h)    the Card Sales relates in whole or in part to Restricted Services.

7.     Credits

7.1 If any merchandise which is the subject matter of any Card Sale hereunder is returned or price adjustment allowed or the purchaser is not the person whose name appears as Cardholder, the Merchant will process a credit ("Credit") in accordance with the requirements of the Bank or FEC. These requirements may change from time to time.

8.     Collections

8.1 The Bank on behalf of FEC has sole right to receive payments on Card Sales effected under this Agreement unless charged back to the Merchant. The Merchant will not accept any such payments and hereby assigns to FEC all its right, title and interest in and to all Card Sales.

9.     Displays And Equipment

9.1 The Merchant will adequately exhibit such advertising displays, including digital or electronic displays, as FEC or the Bank may provide for advising the public that Cards will be honoured by the Merchant. The Merchant will not display any other advertising materials that identify or make use of the service mark of the Card Associations' names unless approved by FEC or the Bank.


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10.    Representations And Warranties

10.1 As to each Card Sale the Merchant delivers to the Bank on behalf of FEC and the transaction it evidences, the Merchant will be deemed to represent and warrant to FEC that, to the best of the Merchant's knowledge:

       (a) it represents a bona fide sale of only merchandise or services in the ordinary course of business for the Total Sale Price;

       (b) the Merchant has performed it's obligations to the Cardholder in connection with the transaction evidenced thereby;

       (c) it is, in all respects, as required by and in compliance with this Agreement, and all laws, rules and regulations, governing the same, including that the subject Card Sale is not with respect to prohibited activities or Restricted Services;

       (d)    the  Merchant  has no  knowledge  or notice  that would  impair or
              affect  the  validity  of  the  sale  or  the   enforceability  or
              collection thereof as against the named Cardholder.

11.      Prohibited Activities and Restricted Services

11.1 The Merchant will not engage in any money laundering activities or any other illegal activities or the sale of Restricted Services.

11.2 The Merchant hereby covenants and agrees to indemnify and save harmless FEC from and against any loss or damage suffered by FEC, the Bank or any of their respective employees, officers and directors and their respective successors and assigns as a result of any breach of, non-compliance the provisions of Clause 11.1 by the Merchant, including, without limitation, all costs and expenses (including legal fees incurred in connection with any such loss or damage).

12.    General

12.1   The Merchant will:

       (a) observe and comply with the applicable rules, regulations codes and promulgated procedures as FEC, the Bank or Card Associations may prescribe for credit, debit and similar card sales, from time to time. The Merchant acknowledges and agrees that all such rules, regulations, codes and procedures shall be deemed to form a part of this Agreement and are incorporated herein by reference;

       (b) preserve all digital, electronic and other records pertaining to Card Sales and Credits as may be required by the Bank or FEC for two (2) years from the date thereof and permit FEC or the Bank to examine and verify such records at any reasonable time;


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       (c)    execute and file such statement and notices as FEC or the Bank may
              request  to  preserve  or  protect  their   respective   interests
              hereunder;

       (d) agree to indemnify and save harmless FEC, the Bank and their respective employees, officers and directors and their respective successors and assigns against all actions, causes of action, proceedings, liability, claims, damages and costs whatsoever (including without limitation legal costs and expenses), interposed by any party or persons by way of action, claim, suit, defence, dispute, offset, cross-claim or counterclaim, that may now or at any future time directly or indirectly arise relating to any Card Sales processed by FEC or the Bank as a result of a failure to pass on the Merchant's electronic file transmission of any Card Sale to FEC or the Bank or out of the processing of Card Sales, provided that such claim, damage or other liability is not attributable to any gross negligence or wilful misconduct on the part of FEC;

       (e) subject to Clause 8, waive notice of default or non-payment, protest or notice of protest, demand for payment and any demand or notice in connection with any Card Sale, or this Agreement, and consents to all extensions or compromises given any Cardholder and the Merchant agrees that such does not affect any liability of the Merchant hereunder; and

       (e)    not   license  or  purport  to  license   any   sub-merchants   or
              sub-licensees with respect to the services provided by FEC hereunder.

12.2 FEC and the Merchant each acknowledge that they may acquire information about the business, operations, customers and financial condition of the other and the Bank and that this information and the terms of this Agreement are confidential ("Confidential Information"). FEC and the Merchant each agree that they shall not disclose Confidential Information about the other party or the customers of the other party to any third party without obtaining prior written consent. Confidential Information does not include information in the public domain or otherwise publicly disseminated. Confidential Information may be disclosed by the Bank or FEC concerning the Merchant pursuant to the request or requirement of the Card Associations, any governmental agency, applicable Stock Exchange, Securities Commission or similar statutory or regulatory authority, pursuant to a court or administrative subpoena, order or other such legal process or requirement of law, or in defence of any claims or causes of action asserted against it.

13.    Charge Back

13.1 In the event of a Charge Back or other financial adjustment to a Merchant Account, then FEC or the Bank will so notify the Merchant and permit the Merchant an opportunity to satisfy or otherwise provide security for such Charge Back or financial adjustment within five (5) banking days of Merchant's receipt of such notice. If the Merchant fails to satisfy or otherwise provide security for such Charge Back or financial adjustment within the allotted time, then the Bank on behalf of FEC may debit any reserve accounts maintained with the Bank on behalf of the Merchant.


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14.    Termination - Term of Agreement

14.1 This Agreement shall become effective when signed by both parties and shall remain in full force and effect for seven years unless until terminated pursuant to the provisions of this Article.

14.2 The Merchant may at any time, upon 60 days written notice to FEC terminate this Agreement without cause provided that the Merchant pays to FEC US$500,000 to purchase the hardware and software from FEC, such hardware and software which was purchased and/or developed by FEC for the Merchant and which is necessary for the Merchant to provide Card processing or Electronic Bill Payment or Electronic Bill Presentment services.

14.3 Without prejudice to any other rights or remedies it may have (whether under this Agreement or at law), either party may terminate this Agreement immediately by serving written notice on the other party if:

       (a) the other party commits a breach of any material obligation under this Agreement and, in the case of a remediable breach, fails to remedy the breach after receiving 30 days written notice to do so; or

       (b)    the other party becomes Insolvent

14.4 In Clause 14.3, "Insolvent" means the appointment of, or the application to a court for the appointment of, a liquidator, provisional liquidator, receiver or manager to either party, the entering into a scheme of arrangement or composition with or for the benefits of either party's creditors generally, any re-organisation, moratorium or other administration involving the creditors or any class of the creditors of either party, a resolution or proposed resolution to wind up either party, or either party becoming unable to pay its debts, or being deemed to have become unable to pay its debts, as and when they fall due.

14.5 This Agreement shall automatically terminate in the event that FEC's Master Merchant Agreement with the Bank expires without being immediately renewed or is terminated for any reason. In addition, FEC may terminate this Agreement without notice if it comes to the attention of FEC that the Merchant is engaging in any money laundering activities or any other illegal activities or the sale of Restricted Services.

14.6 Termination of this Agreement shall not relieve either party of any liability either arising prior to termination or for breach of this Agreement or as may otherwise be established.

15.    Force Majeure

15.1 Neither party shall be in breach of this Agreement or liable to the other with respect to any complete or partial failure performance by its duties or obligations under this Agreement occasion by any act of God, fire, active government or state, war, civil commotion, insurrection, embargo, or other cause beyond the control of either party. For greater certainty, the provisions of this clause shall apply to FEC and FEC shall

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       have no  responsibility  with respect to or arising out of any disruption of its processing services (save where such disruption arises solely as a result of the gross negligence or wilful misconduct of FEC). If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one or more of any such causes the operation of this Agreement shall be suspended during the period (and only during the period) during which such cause continues to have effect.

16.    Terms Relating to Intellectual Property

16.1 Nothing in this Agreement grants either party any rights in or under the intellectual property (whether trademarks, copyrights, patterns, know-how or otherwise) of the other party and neither party shall use the intellectual property of the other party without prior written consent, such consent to be subject to such terms and conditions as the party granting such consent may require. No use by one party under this Agreement of the other's intellectual property shall confer upon the first party any rights in or under such intellectual property. All rights connected with or rising out of such use accrue to the owner of the intellectual property in question.

16.2 Each party agrees that it shall fully indemnify the other party against all liabilities, costs, charges and expenses (including legal expenses) arising out of all actions, claims, demands and proceedings brought against that party (including without limitation claims of infringement brought by third parties) arising out of or connected its use of the first party's intellectual property if such use was approved according to Clause 16.2.

17.    General Contract Provisions

17.1 All notices, requests, demands or other communications required or permitted to be given by one party to another under this Agreement must be given in writing by personal delivery, or by registered mail, postage prepaid, addressed to the other party or parties at the address set out on the first page (and, in the case of FEC, with a copy to be provided to First Ecommerce Asia Limited, 902, Henley Building, 5 Queen's Road, Central Hong Kong) or at such party or parties' other address if changed by notice given in accordance with this Clause or Clause 17.2. Such notices, requests, demands or other communications will be deemed to have been received when delivered if delivered personally (unless the date of delivery is not a Business Day or is delivered or sent after 5:00 p.m., (Bermuda Time) in which case the notice, request, demand or other communication shall be deemed to have been received on the next following Business Day) and, if mailed, will be deemed to have received on the seventh (7th) Business Day after the mailing thereof. During any interruption in regular postal service, all notices, requests, demands or other communications must be delivered personally or sent by facsimile transmission.

17.2 Notwithstanding Clause 17.1, all notices, requests, demands or other communications required or permitted to be given by one party to another party under this Agreement may be sent to the receiving party's facsimile number as notified by such party to the other in accordance with either clause 17.1 or this clause. Notices, requests, demands or other communications sent by facsimile transmission will be deemed to have been received when transmitted (provided that the transmission is confirmed by the


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       transmission report) unless the date of delivery is not a Business Day or the transmission is sent after 5:00 p.m. (Bermuda Time), in which case the notice, request, demand or other communication shall be deemed to have been received on the next Business Day.

17.3   Time is of the essence of this Agreement and of every part hereof.

17.4 This Agreement is governed by and shall be construed in accordance with the laws of Bermuda.

17.5 This Agreement constitutes the entire Agreement between the parties with respect to the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations, warranties, conditions, promises, Agreements or statements whatsoever not incorporated herein and made a part hereof.

17.6 Other than as specifically provided for herein, this Agreement may not be amended, altered or qualified except by a memorandum in writing signed by all of the parties.

17.7 If any article, clause or any portion of any section of this Agreement is determined to be unenforceable or invalid by order, decree or judgement of any court having jurisdiction, or is or becomes unenforceable or invalid by virtue of any duly promulgated law, rule or regulation, the remainder of this Agreement will be construed as if the article, clause or portion of a section had not been inserted.

17.8 FEC shall have the right, on written notice to the Merchant, to assign this Agreement or all or any portion of its rights hereunder to a wholly owned subsidiary of First Ecom.com, Inc. Subject to the foregoing, neither FEC nor the Merchant shall have the right to assign this Agreement or its rights hereunder without the prior written consent of the other party.

17.9 This Agreement is binding upon and shall enure to the benefit of the parties and their respective successors and permitted assigns.


ACCEPTED AND AGREED TO BY:                     ACCEPTED AND AGREED TO BY:
FEC LIMITED                                    THE PEOPLES TELEPHONE
                                                  COMPANY LIMITED



__________________________________             _________________________________
Authorised Signature                           Authorised Signature

Name: ____________________________             Name: ___________________________

Title: ___________________________             Title: __________________________


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